Exhibit 10.3

SECURITY AGREEMENT

THIS SECURITY AGREEMENT is entered into as of April 6, 2007 by and between (i) SYPRIS SOLUTIONS, INC., a Delaware corporation with its principal office and place of business and registered office in Louisville, Jefferson County, Kentucky (the "Borrower"), (ii) SYPRIS TEST & MEASUREMENT, INC., a Delaware corporation and subsidiary of the Borrower ("ST&M"), (iii) SYPRIS TECHNOLOGIES, INC., a Delaware corporation and subsidiary of the Borrower ("ST"), (iv) SYPRIS ELECTRONICS, LLC, a Delaware corporation and subsidiary of the Borrower ("SE"), (v) SYPRIS DATA SYSTEMS, INC., a Delaware corporation and subsidiary of the Borrower ("SDS"), (vi) SYPRIS TECHNOLOGIES MARION, LLC, a Delaware corporation and subsidiary of the Borrower ("STM"), (vii) SYPRIS TECHNOLOGIES KENTON, INC., a Delaware corporation and subsidiary of the Borrower ("STK") and (viii) SYPRIS TECHNOLOGIES MEXICAN HOLDINGS, LLC ("STMH"), a Delaware corporation and subsidiary of the Borrower ("SMH") (ST&M, ST, SE, SDS, STM, STK and STMH, collectively, the "Guarantors"), and (ix) JPMORGAN CHASE BANK, N.A., with its main office in Chicago, Illinois, a national banking association, in its capacity as agent (the "Agent Bank") under the Loan Agreement referred to below, and in its capacity as Collateral Agent ("the "Collateral Agent") under the Collateral Sharing Agreement (defined below), for the benefit of the Banks (defined below) and the Noteholders (defined below). Except as otherwise defined herein, terms used herein and defined in the Collateral Sharing Agreement (defined below) shall be used herein as therein defined.

PRELIMINARY STATEMENT

WHEREAS, the Agent Bank, the Banks identified on Schedule 1.1 thereto, the Borrower and the Guarantors are entering into a certain Amended and Restated Loan Agreement, dated as of the date hereof, as subsequently amended (the "Loan Agreement"), providing for the making of Loans and the issuance of, and participation in, Letters of Credit as contemplated therein;

WHEREAS, the Borrower in June, 2004 issued its Senior Notes in the aggregate principal amount of $55,000,000 in favor of the Noteholders, pursuant to the Note Purchase Agreement;

WHEREAS, the Borrower and the Noteholders are entering into a certain Third Amendment to Note Purchase Agreement, dated the date hereof (the "Third NPA Amendment") pursuant to which the Borrowers and Noteholders agreed to amend certain terms of the Note Purchase Agreement;

WHEREAS, the Borrower, the Guarantors, the Agent Bank, the Banks and the Noteholders have entered into an Amended and Restated Collateral Sharing Agreement dated as of the date hereof (as amended, restated or otherwise modified from time to time, the "Collateral Sharing Agreement"), pursuant to which JP Morgan Chase Bank. N.A., has been appointed as Collateral Agent, for the Banks and the Noteholders;

WHEREAS, it is a condition to the effectiveness of the Loan Agreement and the Third NPA Amendment that the Borrower and the Guarantors grant to the Collateral Agent, for the benefit of the Collateral Agent, the Banks and the Noteholders, a security interest in their accounts, equipment, general intangibles, instruments, inventory, pledged deposits, and other collateral, as hereinafter provided;

NOW, THEREFORE, the Borrower and the Guarantors (each, an "Obligor and collectively, the "Obligors") and the Collateral Agent, on behalf of the Banks and the Noteholders, hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1.     Terms Defined in Collateral Sharing Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Collateral Sharing Agreement.

1.2.     Terms Defined in Kentucky Uniform Commercial Code. Terms defined in the Kentucky UCC which are not otherwise defined in this Security Agreement are used herein as defined in the Kentucky UCC.

1.3.     Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the introductory paragraph hereof and the Preliminary Statement, the following terms shall have the following meanings:

"Accounts" shall have the meaning set forth in Article 9 of the Kentucky UCC.

"Article" means a numbered article of this Security Agreement, unless another document is specifically referenced.

"Banks" means the lenders party to the Loan Agreement and their successors and assigns.

"Chattel Paper" shall have the meaning set forth in Article 9 of the Kentucky UCC.

"Collateral" means all Accounts, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Fixtures, General Intangibles (including, without limitation, any Dana Claim), Instruments, Investment Property (other than any equity interest in Subsidiaries of the Obligors), Inventory, Pledged Deposits, cash and cash equivalents, letter-of-credit rights, letters of credit and Deposit Accounts or other deposits (general or special, time or demand, provisional or final) with any bank or other financial institution or otherwise, wherever located, to the full extent of each Obligor's ownership right or ownership interest therein, now or hereafter acquired, and the Proceeds, insurance proceeds and products thereof, and any Supporting Obligations relating to any of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto.

"Commercial Tort Claims" shall have the meaning set forth in Article 9 of the Kentucky UCC.

"Control" shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the Kentucky UCC.

"Dana Bankruptcy Proceedings" means the bankruptcy case of Dana Corporation, a Virginia corporation, under chapter 11 of the United States Code, 11 U.S.C. §§101 - 1532, captioned as In re

Dana Corporation, et al., case no. 06-10354 (jointly administered) before the United States Bankruptcy Court in the Southern District of New York, and any other bankruptcy case or proceeding (foreign or domestic) relating to any of the Dana Entities.

"Dana Claim" means any interest in any claim of any Obligor for damages arising out of any termination or rejection of any one or more of the Dana Supply Agreements in connection with or arising out of the Dana Bankruptcy Proceedings.

"Dana Entities" means Dana Corporation, a Virginia corporation, its subsidiaries and affiliates, together with their respective successors and assigns, including, without limitation any debtor-in-possession or any bankruptcy trustee acting on any of their behalf in connection with the Dana Bankruptcy Proceedings."

"Dana Supply Agreements" those certain agreements by and among any one or more of the Obligors on the one hand and any one or more of the Dana Entities on the other hand, as each such agreement is amended, restated, replaced or otherwise modified from time to time.

"Default" means an event described in Section 5.1.

"Deposit Accounts" shall have the meaning set forth in Article 9 of the Kentucky UCC.

"Documents" shall have the meaning set forth in Article 9 of the Kentucky UCC.

"Equipment" shall have the meaning set forth in Article 9 of the Kentucky UCC.

"Exhibit" refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

"Fixtures" shall have the meaning set forth in Article 9 of the Kentucky UCC.

"General Intangibles" shall have the meaning set forth in Article 9 of the Kentucky UCC.

"Kentucky UCC" means the Kentucky Uniform Commercial Code as in effect from time to time.

"Instruments" shall have the meaning set forth in Article 9 of the Kentucky UCC.

"Inventory" shall have the meaning set forth in Article 9 of the Kentucky UCC.

"Investment Property" shall have the meaning set forth in Article 9 of the Kentucky UCC.

"Lien" means any lien (statutory or other), security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, capitalized lease or other title retention agreement).

"Noteholders" means the holders of the Senior Notes, together with their successors and assigns.

"Obligations" shall have the meaning set forth in the Collateral Sharing Agreement.

"Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

"Pledge Agreement" means the Pledge Agreement, dated as of September 13, 2005, among the Borrower, STMH, ST and the Collateral Agent, as amended, restated or otherwise modified from time to time.

"Pledged Deposits" means all time deposits of money (other than Deposit Accounts and Instruments), whether or not evidenced by certificates, and all rights to receive interest on said deposits.

"Proceeds" shall have the meaning set forth in Article 9 of the Kentucky UCC.

"Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between any Obligor and any Bank or Affiliate thereof which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

"Rate Management Obligations" means any and all obligations of any Obligor, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

"Receivables" means the Accounts, Chattel Paper, Documents, Instruments or Pledged Deposits, and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

"Requisite Creditors" shall have the meaning set forth in the Collateral Sharing Agreement.

"Section" means a numbered section of this Security Agreement, unless another document is specifically referenced.

"Security" has the meaning set forth in Article 8 of the Kentucky UCC.

"Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Borrower.

"Supporting Obligations" shall have the meaning set forth in Article 9 of the Kentucky UCC.

"Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II
GRANT OF SECURITY INTEREST

Each Obligor hereby pledges, assigns and grants to the Collateral Agent, on behalf of and for the ratable benefit of the Banks, (to the extent specifically provided herein) their Affiliates party to Rate Management Transactions, and the Noteholders, a security interest in all of such Obligor's right, title and interest in and to the Collateral to secure the prompt and complete payment and performance of the Obligations.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Each Obligor represents and warrants to the Collateral Agent and the Banks that:

3.1.     Title, Authorization, Validity and Enforceability. Each Obligor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1.6, and has full power and authority to grant to the Collateral Agent the security interest in such Collateral pursuant hereto. The execution and delivery by each Obligor of this Security Agreement has been duly authorized by proper corporate or limited liability company proceedings, as applicable, and this Security Agreement constitutes a legal, valid and binding obligation of each Obligor and creates a security interest which is enforceable against each Obligor in all now owned and hereafter acquired Collateral.

      3.2.     Conflicting Laws and Contracts. Neither the execution and delivery by the Obligors of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on any Obligor or such Obligor's articles or certificate of incorporation or by-laws or articles of organization or operating agreement, as applicable, the provisions of any indenture, instrument or agreement to which each Obligor is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, instrument or agreement (other than any Lien of the Collateral Agent on behalf of the Banks and the Noteholders).

3.3.     Obligor Names. Exhibit "A" sets forth the true and correct entity name of each Obligor as set forth in the records of the Secretary of State of its jurisdiction of organization. No Obligor (or any predecessor company) has transacted business under any name other than those set forth on Exhibit "A" at any time in the last five years.

3.4.     Type and Jurisdiction of Organization. The Borrower, ST&M, ST, SDS and STK each is a corporation organized under the laws of the State of Delaware. SE and STM each is a limited liability company organized under the laws of the State of Delaware.

3.5.     Principal Location. Each Obligor's mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), is disclosed in Exhibit "A". The Obligors have no other places of business except those set forth in Exhibit "A".

3.6.     Property Locations.

(a)     The material Equipment and Inventory of the Obligors are located at the principal business locations of the Obligors, which are identified in Exhibit "A". For purposes of this Section 3.6 only, "material" shall be deemed to mean at least 90% of the net book value of the Obligors' Equipment and Inventory. All of said locations are owned by the Obligors except for locations which are leased by the Obligors as lessee and designated in Part B of Exhibit "A". All of such owned locations are owned free and clear of any mortgage or other Lien on the real property and improvements located as such locations, except to the extent such Lien or mortgage is permitted under both Section 7.4 of the Loan Agreement and Section 10.4 of the Note Purchase Agreement. The Inventory of the Obligors which is held in a public warehouse or is otherwise held by a bailee or on consignment is not a material part of the assets of the Obligors.

(b)     The Borrower has identified the following business locations as locations at which business assets of the Obligors with a net book value of $1,000,000 or more are located and has covenanted in Section 4.3C of the Loan Agreement to cause fixture filings to be made with respect to such locations within 10 days from the date hereof :

Leased facilities:

(i)     Sypris Electronics, LLC - Tampa, Florida facility;
(ii)     Sypris Data Systems, Inc. - Centennial, Colorado facility;
(iii)     Sypris Data Systems, Inc. - San Dimas, California facility;
(iv)     Sypris Test & Measurement, Inc. - Phoenix, Arizona facility; and
(v)     Sypris Test & Measurement, Inc. - Burlington, Massachusetts facility.

Owned facilities:
(vi)     Sypris Electronics, LLC - 6120 Hanging Moss Road, Orlando, Florida facility;
(vii)     Sypris Test & Measurement, Inc. - 6120 Hanging Moss Road, Orlando, Florida facility;
(viii)    Sypris Technologies, Inc. - 2612 Howard Street, Louisville, Kentucky facility;
(ix)     Sypris Technologies, Inc. - 2820 Broadway, Louisville, Kentucky facility;
(x)    Sypris Technologies, Inc. - 105 Wamsutta Mill Road, Morganton, North Carolina facility;
(xi)     Sypris Technologies Kenton, Inc. - 13267 State Road 68, Kenton, Ohio facility; and
(l)       Sypris Technologies Marion, LLC - 1550 Marion Agosta Road, Marion,. Ohio facility.

The Borrower additionally covenants to notify the Collateral Agent of any other location (in addition to the above) where business assets of the Obligors are located with net book value of $1,000,000 or more as at the end of any two consecutive fiscal quarters of the Borrower, and to cooperate with the Collateral Agent in filing fixture financing statement(s) with respect to such additional locations.

3.7.     No Default. No Default or Unmatured Default exists.

3.8.     Accounts and Chattel Paper. The names of the obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper are and will be correctly stated in all material respects and in accordance with GAAP in all records of the Obligors relating thereto and in all invoices and reports with respect thereto furnished to the Collateral Agent by the Obligors from time to time.

3.9.     Filing Requirements with respect to Patents and Trademarks. The Obligor's patents and trademarks are identified in Part A of Exhibit "B". The Obligors shall cause filing statements to be filed with the US Patent and Trademark Office within 60 days after the date hereof, perfecting the Collateral Agent's' security interest in the Obligor's patents and trademarks.

3.10.     No Financing Statements. No financing statement describing all or any portion of the Collateral which has not lapsed or been terminated naming any Obligor as debtor has been filed in any jurisdiction except (i) financing statements naming the Collateral Agent on behalf of the Banks and the Noteholders as the secured party, (ii) financing statements described in Exhibit "C" and (iii) as permitted by Section 4.1.6.

3.11.     Federal Employer Identification Number. Each Obligor's Federal employer identification number is set forth in Exhibit A.

3.12.     State Organization Number. Each Obligor's State organization number is set forth in Exhibit A.

3.13     Deposit and Securities Accounts. Exhibit "E" sets forth a complete and correct list of all of the Obligors' deposit accounts and all accounts in which any securities owned by any Obligor are held, which in each case hold a balance in cash or securities with a fair market value in excess of $100,000, and listing, as to each such account, the depositary institution at which such account is held, the type of account, the account number and the holder of such account. The Company has complied with the terms of Section 4.6 and 4.7 with respect to each such account.

ARTICLE IV
COVENANTS

From the date of this Security Agreement, and thereafter until this Security Agreement is terminated:

4.1.     General.

4.1.1.     Inspection. Each Obligor will permit the Collateral Agent, by its representatives and agents (i) to inspect the Collateral, (ii) to examine and make copies of the records of each Obligor relating to the Collateral and (iii) to discuss the Collateral and the related records of each Obligor with, and to be advised as to the same by, each Obligor's officers and employees (and, in the case of any Receivable, with any person or entity which is or may be obligated thereon), all at such reasonable times and intervals as the Collateral Agent may determine, and all at each Obligor's expense.

4.1.2.     Taxes. Each Obligor will pay when due all material taxes, assessments and governmental charges and levies upon the Collateral, except those which are being contested in good faith by appropriate proceedings and with respect to which no Lien exists.

4.1.3.     Records and Reports; Notification of Default. Each Obligor will maintain materially complete and accurate books and records with respect to the Collateral, and furnish to the Collateral Agent, such reports relating to the Collateral as the Collateral Agent shall from time to time request. Each Obligor will give prompt notice in writing to the Collateral Agent and the Banks of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which might materially and adversely affect the Collateral.

          4.1.4.     Authorization to File Financing Statements; Defense of Title. Each Obligor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto relating to the security interests granted hereunder. Each Obligor will take any and all actions reasonably necessary to defend title to the Collateral against all persons and to defend the security interest of the Collateral Agent, on behalf of the Banks and the Noteholders, in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

4.1.5.     Disposition of Collateral. No Obligor will sell, lease or otherwise dispose of the Collateral except (i) prior to the occurrence of a Default or Unmatured Default, dispositions that would not violate the Loan Agreement or the Note Purchase Agreement, (ii) until such time following the occurrence of a Default as any Obligor receives a notice from the Collateral Agent instructing an Obligor to cease such transactions, sales or leases of Inventory in the ordinary course of business, and (iii) until such time as an Obligor receives a notice from the Collateral Agent pursuant to Article VII, proceeds of Inventory and Accounts collected in the ordinary course of business.

4.1.6.     Liens. No Obligor will create, incur, or suffer to exist any Lien on the Collateral except (i) the security interest created by this Security Agreement, (ii) existing Liens described in Exhibit "E" and (iii) other Liens permitted pursuant to both Section 7.4 of the Loan Agreement and Section 10.4 of the Note Purchase Agreement.

4.1.7.      Change in Corporate Existence, Type or Jurisdiction of Organization, Location, Name. So that the perfection of the security interest granted to Collateral Agent shall remain perfected, each Obligor will:

(a)
 preserve its existence as a corporation and not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets;

(b)	not change its state of organization; and

(c)	not (i) change its name or taxpayer identification number or (ii) change its mailing address,

unless the Obligors shall have given the Collateral Agent at least contemporaneous written notice of such event or occurrence. Failure of an Obligor to give timely written notice as required by this Section shall not be a Default hereunder unless, as result of such failure, the Collateral Agent shall no longer have a perfected, first priority security interest in such Obligor's Collateral.

4.1.8.     Other Financing Statements. No Obligor will sign or authorize the signing on its behalf or the filing of any financing statement naming it as debtor covering all or any portion of the Collateral, except as permitted by Section 4.1.6.

4.1.9.     Collateral Locations. The material (as defined in Section 3.6) Equipment and Inventory will be kept at those locations listed on Exhibit A and Exhibit B.

4.2.     Receivables.

4.2.1.     Certain Agreements on Receivables. No Obligor will make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of a Default, the Obligors may reduce the amount of Accounts arising from the sale of Inventory in accordance with their present policies (including the Obligors' present policies with respect to counterparties on Receivables that are in bankruptcy) and in the ordinary course of business .

4.2.2.     Collection of Receivables. Except as otherwise provided in this Security Agreement, each Obligor will collect and enforce, at each Obligor's sole expense, all material amounts due or hereafter due to each Obligor under the Receivables.

4.2.3.     Delivery of Invoices. Each Obligor will deliver to the Collateral Agent immediately upon its request after the occurrence of a Default duplicate invoices with respect to each Account bearing such language of assignment as the Collateral Agent shall specify.

4.2.4.     Instructions to Account Debtors; Transfer of Payments to Control Accounts. Each Obligor will promptly after the date hereof (a) direct all Account debtors to make any and all payments on Accounts directly to a Deposit Account subject to a control agreement described in Section 4.6 (to the extent any such payments are being directed to any other account) and (b) cause any such payments received in any other Deposit Account (or otherwise received by any Obligor) to be transferred forthwith to a Deposit Account subject to such a control agreement.

4.3.     Inventory and Equipment.

4.3.1.     Maintenance of Inventory and Equipment. Each Obligor will do all things necessary to maintain, preserve, protect and keep the Inventory and the Equipment in good repair and working and saleable condition, consistent with the Obligor's past practices regarding maintenance of Inventory and Equipment.

4.3.2.     Insurance. (a) Each Obligor will (i) maintain fire and extended coverage insurance on the Collateral which is tangible, real or personal property containing a lender's loss payable clause in favor of the Collateral Agent, on behalf of the Banks and the Noteholders, and providing that said insurance will not be terminated except after at least 30 days' written notice from the insurance company to the Collateral Agent, (ii) maintain such other insurance on the Collateral for the benefit of the Collateral Agent as the Collateral Agent shall from time to time request, (iii) furnish to the Collateral Agent upon the request of the Collateral Agent from time to time the originals of all policies of insurance on the Collateral and certificates with respect to such insurance and (iv) maintain general liability insurance naming the Collateral Agent, on behalf of the Banks and the Noteholders, as an additional insured.

(b)     The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with an interest having priority in the property covered thereby, (a) so long as no Unmatured Default or Default has occurred and is continuing and to the extent that the amount of such proceeds is less than $1,000,000, be disbursed to the Obligor suffering such loss for direct application by such Obligor solely to the repair or replacement of such Obligor's property so damaged or destroyed and (b) in all other circumstances, be held by the Collateral Agent as cash collateral for the Obligations. The Collateral Agent may, at its sole option (as directed by the Requisite Creditors under the

Collateral Sharing Agreement), disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Collateral Agent may reasonably prescribe, for direct application by the Obligor suffering such loss solely to the repair or replacement of such Obligor's property so damaged or destroyed, or the Collateral Agent may apply all or any part of such proceeds to the Obligations in accordance with the terms of the Collateral Sharing Agreement.

4.4.     Instruments, Chattel Paper, Documents and Pledged Deposits. Each Obligor will (i) if it shall now or at any time hereafter hold or acquire any promissory notes or tangible Chattel Paper with an aggregate book value exceeding $100,000, promptly notify the Collateral Agent of such fact and forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify, (ii) deliver to the Collateral Agent such Pledged Deposits which are evidenced by certificates included in the Collateral endorsed in blank, marked with such legends and assigned as the Collateral Agent shall specify, and (iii) upon the Collateral Agent's request, after the occurrence and during the continuance of a Default, deliver to the Collateral Agent (and thereafter hold in trust for the Collateral Agent upon receipt and immediately deliver to the Collateral Agent) any Document evidencing or constituting Collateral.

4.5.     Pledged Deposits. No Obligor will withdraw all or any portion of any Pledged Deposit or fail to rollover said Pledged Deposit without the prior written consent of the Collateral Agent.

4.6.     Deposit Accounts. Each Obligor will (i) promptly inform the Collateral Agent in writing at any time that a Deposit Account in which it has an interest holds cash or securities with a fair market value in excess of $100,000 that is not the subject of a control agreement of the type described in this Section 4.6, (ii) upon the Collateral Agent's request, cause each bank or other financial institution in which it maintains (a) such a Deposit Account to enter into a control agreement with the Collateral Agent, in form and substance satisfactory to the Collateral Agent in order to give the Collateral Agent Control of the Deposit Account or (b) other deposits (general or special, time or demand, provisional or final) with any bank or other financial institution holding cash or securities with a fair market value in excess of $100,000 to be notified of the security interest granted to the Collateral Agent hereunder and cause each such bank or other financial institution to acknowledge such notification in writing, and (iii) upon the Collateral Agent's request after the occurrence and during the continuance of a Default, deliver to each such bank or other financial institution a letter, in form and substance acceptable to the Collateral Agent, transferring ownership of each Deposit Account to the Collateral Agent or transferring dominion and control over each such other deposit to the Collateral Agent until such time as no Default exists. In the case of deposits maintained with Banks, the terms of such letter shall be subject to the provisions of the Loan Agreement regarding setoffs.

4.7.     Investment Property. If any Obligor shall, now or at any time hereafter, hold or acquire any certificated securities (other than any equity interest in any of its Subsidiaries), such Obligor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify. If any securities (other than any equity interest in any Subsidiary of the Borrower or any Guarantor) now or hereafter acquired by any Obligor are uncertificated and are issued to any Obligor or its nominee directly by the issuer thereof, the Company shall immediately notify the Collateral Agent thereof and, at the Collateral Agent's request and option, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, either (a) cause the issuer to agree to comply without further consent of such Obligor or such nominee, at any time with instructions from the Collateral Agent as to such securities, or (b) arrange for the Collateral Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by such Obligor with a fair market value of greater than $100,000 are held by such Obligor or its nominee through a securities intermediary or commodity intermediary, such Obligor shall immediately notify the Collateral Agent thereof in writing and, at the Collateral Agent's request and option, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply, in each case without further consent of such Obligor or such nominee, at any time with entitlement orders or other instructions from the Collateral Agent to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such commodity intermediary, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Collateral Agent to become the entitlement holder with respect to such investment property, with such Obligor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such investment property. The Collateral Agent agrees with the Obligors that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by the Obligors, unless a Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights not otherwise permitted by the Creditor Documents, would occur. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Collateral Agent is the securities intermediary. Nothing in this paragraph or in this Agreement shall limit the obligations of any Obligor party to the Pledge Agreement under the terms of such agreement or the obligations of any Obligor under any agreement that it may hereafter enter into in which such Obligor pledges to the Collateral Agent, as security for the Obligations, such Obligor's equity interests in any of its Subsidiaries.

4.8.     Collateral in the Possession of a Bailee. If any Collateral with a fair market value of greater than $100,000 is, now or at any time hereafter, in the possession of a bailee, the Obligor owning such Collateral shall promptly notify the Collateral Agent thereof and, at the Collateral Agent's request and option, shall promptly obtain an acknowledgement from the bailee, in form and substance satisfactory to the Collateral Agent, that the bailee holds such Collateral for the benefit of the Collateral Agent and such bailee's agreement to comply, without further consent of such Obligor, at any time with instructions of the Collateral Agent as to such Collateral. The Collateral Agent agrees with the Obligors that the Collateral Agent shall not give any such instructions unless a Default has occurred and is continuing or would occur after taking into account any action by such Obligors with respect to the bailee.

4.9.     Electronic Chattel Paper, Electronic Documents and Transferable Records. If any Obligor, now or at any time hereafter, holds or acquires an interest in any electronic chattel paper, any electronic document or any "transferable record," as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Obligor shall promptly notify the

Collateral Agent thereof and, at the request and option of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control, under §9-105 of the Kentucky UCC or any other relevant jurisdiction, of such electronic chattel paper, control, under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

4.10.     Commercial Tort Claims. If any Obligor shall, now or at any time hereafter, hold or acquire a commercial tort claim where the stated amount of such claim is in excess of $100,000, such Obligor shall immediately notify the Collateral Agent in a writing signed by such Obligor of the particulars thereof and grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Collateral Agent.

4.11     Letter-of-Credit Rights. Each Obligor will upon the Collateral Agent's request, cause each issuer of a letter of credit, to consent to the assignment of proceeds of the letter of credit in order to give the Collateral Agent Control of the letter-of-credit rights to such letter of credit.

4.12     Federal, State or Municipal Claims. Each Obligor will notify the Collateral Agent of any Collateral which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

4.13.     Other Actions as to any and all Collateral. Each Obligor further agrees, upon the request of the Collateral Agent and at the Collateral Agent's option, to take any and all other actions as the Collateral Agent may determine to be necessary or useful for the attachment, perfection and first priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent's security interest in any and all of the Collateral, including (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code of any relevant jurisdiction, to the extent, if any, that the Company's signature thereon is required therefor, (b) causing the Collateral Agent's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Collateral Agent to enforce, the Collateral Agent's security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Collateral Agent to enforce, the Collateral Agent's security interest in such Collateral, (d) obtaining governmental and other third party waivers, consents and approvals, in form and substance satisfactory to the Collateral Agent, including any consent of any licensor, lessor or other person obligated on Collateral, (e) obtaining waivers from mortgagees, warehousemen, bailees and landlords with respect to any locations holding Collateral with a net book value in excess of $1,000,000, in form and substance satisfactory to the Collateral Agent and (f) taking all actions under any earlier versions of the Uniform Commercial Code or under any other law, as reasonably determined by the Collateral Agent to be applicable in any relevant Uniform Commercial Code or other jurisdiction, including any foreign jurisdiction.

ARTICLE V
DEFAULT

5.1.     The occurrence of any one or more of the following events shall constitute a Default:

5.1.1.     Any representation or warranty made by or on behalf of an Obligor under or in connection with this Security Agreement shall be materially false as of the date on which made.

5.1.2.     The breach by any Obligor of any of the terms or provisions of Article IV or Article VII.

5.1.3.     The breach by any Obligor (other than a breach which constitutes a Default under Section 5.1.1 or 5.1.2) of any of the terms or provisions of this Security Agreement which is not remedied within 10 days after the giving of written notice to such Obligor by the Collateral Agent.

5.1.4.     Any material portion of the Collateral shall be transferred or otherwise disposed of, either voluntarily or involuntarily, in any manner not permitted by Section 4.1.5 or 8.9 or shall be lost, stolen, damaged or destroyed.

5.1.5.     Any Obligation shall not be paid when due, whether at stated maturity, upon acceleration, or otherwise.

5.1.6.     The occurrence of any "Default" under, and as defined in, the Collateral Sharing Agreement.

5.2.     Acceleration and Remedies. Upon the acceleration of any of the Obligations, such Obligations (including, to the extent provided for under the Rate Management Transactions, the Rate Management Obligations) shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and the Collateral Agent may, with the concurrence or at the direction of the Requisite Creditors, exercise any or all of the following rights and remedies:

5.2.1.    Those rights and remedies provided in this Security Agreement and any other Collateral Document, provided that this Section 5.2.1 shall not be understood to limit any rights or remedies available to the Collateral Agent, the Banks or the Noteholders prior to a Default.

5.2.2.    Those rights and remedies available to a secured party under the Kentucky UCC (whether or not the Kentucky UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank's right of setoff or bankers' lien) when a debtor is in default under a security agreement.

5.2.3.    Without notice except as specifically provided in Section 8.1 or elsewhere herein, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent (as instructed by the Requisite Creditors) may deem commercially reasonable.

The Collateral Agent, on behalf of the secured parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

If, after the Creditor Documents have terminated by their terms and all of the Obligations have been paid in full, there remain Rate Management Obligations outstanding, the Requisite Creditors may exercise the remedies provided in this Section 5.2 upon the occurrence of any event which would allow or require the termination or acceleration of any Rate Management Obligations pursuant to the terms of the agreement governing any Rate Management Transaction.

5.3.     Debtor's Obligations Upon Default. Upon the request of the Collateral Agent after the occurrence of a Default, the Obligors will:

5.3.1.     Assembly of Collateral. Assemble and make available to the Collateral Agent the Collateral and all records relating thereto at any place or places specified by the Collateral Agent.

5.3.2.     Secured Party Access. Permit the Collateral Agent, by the Collateral Agent's representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

5.4.     License. The Collateral Agent is hereby granted a license or other right to use, following the occurrence and during the continuance of a Default, without charge, each Obligor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of a Default, each Obligor's rights under all licenses and all franchise agreements shall inure to the Collateral Agent's benefit. In addition, each Obligor hereby irrevocably agrees that the Collateral Agent may, following the occurrence and during the continuance of a Default, sell any of each Obligor's Inventory directly to any person, including without limitation persons who have previously purchased each Obligor's Inventory from such Obligor and in connection with any such sale or other enforcement of the Collateral Agent's rights under this Agreement, may sell Inventory which bears any trademark owned by or licensed to any Obligor and any Inventory that is covered by any copyright owned by or licensed to any Obligor and the Collateral Agent may finish any work in process and affix any trademark owned by or licensed to any Obligor and sell such Inventory as provided herein.

ARTICLE VI
WAIVERS, AMENDMENTS AND REMEDIES

    No delay or omission of the Collateral Agent, the Banks or the Noteholders to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Collateral Agent with the concurrence or at the direction of the Requisite Creditors required under the Collateral Sharing Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Collateral Agent, the Banks and the Noteholders until the Obligations have been paid in full.

ARTICLE VII
PROCEEDS; COLLECTION OF RECEIVABLES

7.1.     Lockboxes. Upon request of the Collateral Agent after the occurrence of a Default or Unmatured Default, each Obligor shall execute and deliver to the Collateral Agent irrevocable lockbox agreements in the form provided by or otherwise acceptable to the Collateral Agent, which agreements shall be accompanied by an acknowledgment by the bank where the lockbox is located of the Lien of the Collateral Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to a special collateral account at the Collateral Agent.

7.2.     Collection of Receivables. The Collateral Agent may at any time in its sole discretion, by giving the Obligors written notice, elect to require that the Receivables be paid directly to the Collateral Agent for the benefit of the Banks and the Noteholders. In such event, the Obligors shall, and shall permit the Collateral Agent to, promptly notify the account debtors or obligors under the Receivables of the interests of the Banks and Noteholders therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under the Receivables directly to the Collateral Agent. Upon receipt of any such notice from the Collateral Agent, the Obligors shall thereafter hold in trust for the Collateral Agent, on behalf of the Banks and the Noteholders, all amounts and proceeds received by it with respect to the Receivables and immediately and at all times thereafter deliver to the Collateral Agent all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. The Collateral Agent shall hold and apply funds so received as provided by the terms of Sections 7.3 and 7.4.

7.3.     Special Collateral Account. The Collateral Agent may require all cash proceeds of the Collateral to be deposited in a special non-interest bearing cash collateral account with the Collateral Agent and held there as security for the Obligations. Each Obligor shall have no control whatsoever over said cash collateral account. If no Default or Unmatured Default has occurred or is continuing, the Collateral Agent shall upon the direction of the Requisite Creditors from time to time deposit the collected balances in said cash collateral account into the Borrower's general operating account with the Collateral Agent. If any Default or Unmatured Default has occurred and is continuing, the Collateral Agent may (and shall, at the direction of the Requisite Creditors), from time to time, apply the collected balances in said cash collateral account to the payment of the Obligations whether or not the Obligations shall then be due.

7.4.     Application of Proceeds. The proceeds of the Collateral shall be applied by the Collateral Agent to payment of the Obligations as provided in the Collateral Sharing Agreement.

ARTICLE VIII
GENERAL PROVISIONS

8.1.     Notice of Disposition of Collateral; Condition of Collateral. Each Obligor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Obligors, addressed as set forth in Article IX, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. Collateral Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale.

8.2.     Compromises and Collection of Collateral. Each Obligor and the Collateral Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, the Obligors agree that the Collateral Agent may at any time and from time to time, if a Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Collateral Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Collateral Agent shall be commercially reasonable so long as the Collateral Agent acts in good faith based on information known to it at the time it takes any such action.

8.3.     Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Collateral Agent may perform or pay any obligation which the Obligors have agreed to perform or pay in this Security Agreement and the Obligors shall reimburse the Collateral Agent for any amounts paid by the Collateral Agent pursuant to this Section 8.3. Each Obligor's obligation to reimburse the Collateral Agent pursuant to the preceding sentence shall be a Obligation payable on demand.

8.4.     Authorization for Secured Party to Take Certain Action. Each Obligor irrevocably authorizes the Collateral Agent at any time and from time to time in the sole discretion of the Collateral Agent and appoints the Collateral Agent as its attorney in fact (i) to execute on behalf of such Obligor as debtor and to file financing statements necessary or desirable in the Collateral Agent's sole discretion to perfect and to maintain the perfection and priority of the Collateral Agent's security interest in the Collateral, (ii) to indorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Collateral Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Collateral Agent's security interest in the Collateral, (iv) subject to the terms of Section 4.1.5, to enforce payment of the Receivables in the name of the Collateral Agent or the Obligor, (v) to apply the proceeds of any Collateral received by the Collateral Agent to the Obligations as provided in Article VII and (vi) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), and the Obligors agree to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent in connection therewith, provided that this authorization shall not relieve the Obligors of any of their obligations under this Security Agreement or under the Loan Agreement.

8.5.     Suretyship Waivers. Each Obligor waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, each Obligor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Collateral Agent may deem advisable. The Collateral Agent shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond, with respect to the safe custody thereof, to deal with such Collateral in the same manner as the Collateral Agent deals with similar property for its own account. Each Obligor further waives any and all other suretyship defenses.

8.6.     Marshaling. Neither the Collateral Agent nor any Bank nor any Noteholder shall be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Collateral Agent or any Bank or Noteholder hereunder and of the Collateral Agent or any Bank or Noteholder in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Obligor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Collateral Agent's rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Obligor hereby irrevocably waives the benefits of all such laws.

8.7.     Specific Performance of Certain Covenants. Each Obligor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1.5, 4.1.6, 4.4, 5.3, or 8.7 or in Article VII will cause irreparable injury to the Collateral Agent, the Banks and the Noteholders, that the Collateral Agent, the Banks and the Noteholders have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Collateral Agent, the Banks or the Noteholders to seek and obtain specific performance of other obligations of the Obligors contained in this Security Agreement, that the covenants of the Obligors contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Obligors.

8.8.     Use and Possession of Certain Premises. Upon the occurrence of a Default, the Collateral Agent shall be entitled to occupy and use any premises owned or leased by the Obligors where any of the Collateral or any records relating to the Collateral are located until the Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay the Obligors for such use and occupancy.

8.9.     Dispositions Not Authorized. Each Obligor is not authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1.5 and notwithstanding any course of dealing between the Obligors and the Collateral Agent or other conduct of the Collateral Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1.5) shall be binding upon the Collateral Agent or the Banks or the Noteholders unless such authorization is in writing signed by the Collateral Agent with the consent or at the direction of the Requisite Creditors.

8.10.    Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Obligors, the Collateral Agent, the Banks and the Noteholders and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that the Obligors shall not have the right to assign their rights or delegate their obligations under this Security Agreement or any interest herein, without the prior written consent of the Collateral Agent.

8.11.    Survival of Representations. All representations and warranties of the Obligors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

8.12.    Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by Federal or State authority in respect of this Security Agreement shall be paid by the Obligors, together with interest and penalties, if any. Each Obligor shall reimburse the Collateral Agent for any and all out-of-pocket expenses and internal charges (including reasonable attorneys', auditors' and accountants' fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Collateral Agent) paid or incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by the Obligors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Obligors.

8.13.     Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

8.14.     Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Obligations outstanding) until (i) the other Creditor Documents have been terminated (pursuant to their express terms or otherwise) and (ii) all of the Obligations have been indefeasibly paid and performed in full and no commitments of the Collateral Agent, the Banks or the Noteholders which would give rise to any Obligations are outstanding.

8.15.     Entire Agreement. This Security Agreement embodies the entire agreement and understanding between the Obligors and the Collateral Agent relating to the Collateral and supersedes all prior agreements and understandings between the Obligors and the Collateral Agent relating to the Collateral.

8.16.     CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE COMMONWEALTH OF KENTUCKY, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

8.17.     Indemnity. Each Obligor hereby agrees to indemnify the Collateral Agent, the Banks and the Noteholders, and their respective successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Collateral Agent or any Bank or Noteholder is a party thereto) imposed on, incurred by or asserted against the Collateral Agent, the Banks or the Noteholders, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Collateral Agent, the Banks, the Noteholders or the Obligors, and any claim for patent, trademark or copyright infringement).

8.18.     Impact of Applicable Laws upon Rights of the Collateral Agent, the Banks, the Noteholders and the Obligors with respect to Collateral. The Collateral Agent and the Obligors agree that the respective rights of the Obligors, the Collateral Agent, the Banks and the Noteholders with respect to the Collateral are at all times subject to any limitations of applicable federal or state laws (including laws related to national security) with respect to such Collateral.

ARTICLE IX
NOTICES

9.1.     Sending Notices. All notices and other communications hereunder shall be in writing and shall be delivered or mailed by first class mail, postage prepaid, at the respective addresses set forth below, or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder:

The Collateral Agent:     JPMORGAN CHASE BANK, N.A.
                416 West Jefferson Street
                Louisville, Kentucky 40202
                Attn: J. Duffy Baker, Senior Vice President

The Borrower and       SYPRIS SOLUTIONS, INC.
the other Obligors:       101 Bullitt Lane, Suite 450
                 Louisville, Kentucky 40222
                Attn: President

SYPRIS TEST & MEASUREMENT, INC.
6120 Hanging Moss Road
Orlando, Florida 32807
Attention: President

SYPRIS TECHNOLOGIES, INC.
101 Bullitt Lane, Suite 450
Louisville, Kentucky 40222
Attention: President

SYPRIS ELECTRONICS, LLC
10901 Malcolm McKinley Drive
Tampa, Florida 33612
Attention: President

SYPRIS DATA SYSTEMS, INC.
160 E. Via Verde
San Dimas, California 91773
Attention: President

SYPRIS TECHNOLOGIES MARION, LLC
1550 Marion Agosta Road
Marion, Ohio 43302
Attn: President

SYPRIS TECHNOLOGIES KENTON, INC.
13267 State Route 68 South
Kenton, Ohio 43326
Attention: President

SYPRIS TECHNOLOGIES MEXICAN HOLDINGS, LLC
101 Bullitt Lane, Suite 450
Louisville, Kentucky 40222
Attention: President

9.2.     Change in Address for Notices. Each of the Obligors and the Collateral Agent may change the address for service of notice upon it by a notice in writing to the other parties.

ARTICLE X
THE COLLATERAL AGENT

JP Morgan Chase Bank, N.A. has been appointed Collateral Agent for the Banks and the Noteholders pursuant to the Collateral Sharing Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Collateral Agent hereunder is subject to the terms of the delegation of authority made by the Banks and the Noteholders to the Collateral Agent pursuant to the Collateral Sharing Agreement, and that the Collateral Agent has agreed to act (and any successor Collateral Agent shall act) as such hereunder only on the express conditions contained in the Collateral Sharing Agreement. Any successor Collateral Agent appointed pursuant to the Collateral Sharing Agreement shall be entitled to all the rights, interests and benefits of the Collateral Agent hereunder.

IN WITNESS WHEREOF, the Collateral Agent, the Borrower and the Guarantors have executed this Security Agreement as of the date first above written.

JP MORGAN CHASE BANK, N.A.,
as Collateral Agent

By:  /s/ J. Duffy Baker
Title:____SVP___________________

SYPRIS SOLUTIONS, INC.
the Borrower

                                By:  /s/ Anthony C. Allen
                    Title:  Vice President & Treasurer

SYPRIS TEST & MEASUREMENT, INC.,
a Guarantor

By _/s/ Anthony C. Allen
    Anthony C. Allen
    Assistant Secretary

SYPRIS TECHNOLOGIES, INC.
a Guarantor

By  /s/ Anthony C. Allen
Anthony C. Allen
      Assistant Secretary

SYPRIS ELECTRONICS, LLC,
a Guarantor

By  /s/ Anthony C. Allen
Anthony C. Allen
      Assistant Secretary

SYPRIS DATA SYSTEMS, INC.,
a Guarantor

By /s/ Anthony C. Allen
Anthony C. Allen
        Assistant Secretary

SYPRIS TECHNOLOGIES MARION, LLC,
a Guarantor

By    /s/ Anthony C. Allen
Anthony C. Allen
      Assistant Secretary

SYPRIS TECHNOLOGIES KENTON, INC.
a Guarantor

By   /s/ Anthony C. Allen
Anthony C. Allen
Assistant Secretary

SYPRIS TECHNOLOGIES MEXICAN HOLDINGS, LLC,
a Guarantor

By   /s/ Anthony C. Allen
Anthony C. Allen
                                    Assistant Secretary